RELEASE DATE                                       NEWS RELEASE
June 22, 1999                                      FOR INFORMATION CONTACT:
                                                   Barbara Thirstrup, Manager
                                                   Governmental & Public Affairs
                                                   (605)348-1700
                                                   bbthirst@bh-corp.com


        Black Hills Corporation Agrees to Five-Year Electric Rate Freeze

Rapid City, SD--Black Hills Power and Light, the electric utility operations company of Black Hills Corporation, agreed today at a South Dakota Public Utilities Commission hearing to freeze electric rates until January 1, 2005, barring extraordinary circumstances. Black Hills Power had frozen electric rates in 1995 when the company's new power plant, Neil Simpson II, was placed into service; and that rate freeze is scheduled to end January 1, 2000.

     "The additional five-year rate freeze for Black Hills Power `s electric customers confirms Black Hills Corporation's commitment to customers in the Black Hills region--just as our bringing state-of-the art telecommunications through Black Hills FiberCom," said Dan Landguth, President and Chief Executive Officer of Black Hills Corporation. "We live and work with our customers, and we want to do what we can to provide reliable electric service and competitive telecommunications infrastructure in the Black Hills area."

     "Our electric rates are below the national average, and, for most customers, the lowest in the Black Hills region," said Everett Hoyt, President and Chief Operating Officer of Black Hills Power. "We're proud of our performance in bringing low-cost electricity to our customers. Because BHP's electric rates will be frozen over a ten-year period while the costs of most other goods and services will have increased due to inflation, BHP's customers will actually experience an inflation-adjusted decline of about 30 percent in the cost of their electricity over this period. We'll continue to explore new ways to operate more efficiently, while providing excellent local customer service."

     "We recognize that as a result of electricity deregulation and retail competition in California and the Southwest, wholesale electricity prices are increasing," said Hoyt. "Black Hills Corporation has already formed a separate subsidiary to construct and acquire power supply resources to sell in those wholesale markets. A number of recent studies have shown that electric costs are likely to increase in low-cost, rural regions such as South Dakota and Wyoming if retail competition is introduced in those states, because low-cost power supply resources presently used to serve those customers will be placed for auction to bidders in other regions who are willing to pay higher prices."

     "As we position Black Hills Corporation to compete in those higher-priced wholesale electric markets, we want to make a public commitment to Black Hills Power's electric customers that we will maintain our low-cost power resources for their benefit, ensuring that their electric rates will remain stable for the next five years while the electric industry sorts through the retail competition pricing puzzle," said Hoyt.

     During the freeze period, the Company is undertaking some risks of generating plant outages, customer load loss, increased fuel and purchased power costs, inflation, and other unexpected events; however, the rate freeze may be lifted if certain significant extraordinary events occur.

     Black Hills Power and Light (http://www.blackhillspower.com) is the electric utility of Black Hills Corporation, an energy and communications company headquartered in Rapid City. Black Hills Corporation supplies electric utility service to over 56,000 customers in western South Dakota, northeastern Wyoming, and southeastern Montana through Black Hills Power and Light; markets communications services in Rapid City and the Northern Black Hills through Black Hills FiberCom; engages in the mining and sale of coal from its mine located near Gillette, Wyoming through Wyodak Resources Development Corp.; produces, explores, and operates oil and gas interests located in the Rocky Mountain region, Texas, Louisiana, Oklahoma and California through Black Hills Exploration and Production; markets natural gas, oil, coal and related services to customers in the Rocky Mountain region, Northwest region, Midwest, and East Coast markets through its energy marketing companies; and develops and markets internally-generated computer software through DAKSOFT.

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     Note: The above information  includes  forward-looking  statements that are subject to certain risks, uncertainties, and assumptions. Although management believes that its expectations are based on reasonable assumptions, it can give no assurances that its goals will be achieved.